UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2019

FALCON MINERALS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-38158	82-0820780
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1845 Walnut Street, 10th Floor Philadelphia, PA	19103
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 832-4161

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

The information in Item 5.02 under the heading “Employment Agreement” is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 25, 2019, Blackstone Management Partners, L.L.C. (“Blackstone”), in accordance with its rights under that certain Shareholders’ Agreement dated as of August 23, 2018 by and among the Company, Blackstone and the other parties thereto (the “Shareholders’ Agreement”), designated, and the Board appointed, (i) Mr. Eric Liaw to the Board to fill the vacancy created by Mr. Acconcia’s resignation discussed below, and (ii) Mr. Alan Hirshberg to the Board to fill the vacancy created in December 2018 when Mr. David Foley resigned as a member of the Board. Mr. Liaw has been appointed as the Chairman of the Board’s Compensation Committee and Mr. Hirshberg has been appointed to the Board’s Nominating and Corporate Governance Committee.

On April 25, 2019, Angelo G. Acconcia resigned as a member of the Board of Directors (the “Board”) of Falcon Minerals Corporation (the “Company”). Mr. Acconcia’s resignation was not the result of a disagreement with the Company or its management.

Employment Agreement

On April 19, 2019, the Company entered into an employment agreement (the “Employment Agreement”) with Daniel C. Herz, outlining the terms of his employment as Chief Executive Officer and President of the Company. The Employment Agreement will be effective as of April 19, 2019 (the “Effective Date”) and has an initial term ending on August 24, 2021 (the “Initial Term”) that will automatically renew for successive one-year periods until terminated. The Employment Agreement provides for (i) an annual base salary of $500,000, (ii) a target annual bonus amount of $1,000,000 (the “Target Annual Bonus”) consisting of: (a) an annual cash bonus (the “Annual Cash Bonus”) upon the attainment of one or more pre-established performance goals established in good faith by the Board, or Compensation Committee thereof, in its sole discretion, with a target of $500,000 (provided that the Annual Cash Bonus may, at the Company’s election, be paid in fully-vested and freely tradeable shares of common stock of the Company), and (b) an annual equity award grant (the “Annual LTIP Award”) under the 2018 Long-Term Incentive Plan (the “Plan”) with a target grant date fair market value of $500,000.

Pursuant to the Employment Agreement, in the event Mr. Herz’s employment is terminated (i) by the Company without “cause,” (ii) by Mr. Herz for “good reason” (each quoted term as defined in the Employment Agreement) or (iii) as a result of the Company’s non-extension of the Employment Agreement, where the notice of such non-extension provided by the Company pursuant to the Employment Agreement does not include notice that the Company is waiving enforcement of the noncompetition provision of the Employment Agreement, he would be entitled to (A) the “Accrued Benefits” (as defined in the Employment Agreement), (B) a lump-sum cash payment equal to the “Severance Multiple” (as defined below) multiplied by the sum of (I) his base salary and (II) the Target Annual Bonus, (C) a pro-rata portion of the Target Annual Bonus for the fiscal year in which termination occurs (the “Pro Rata Bonus”), (D) if Mr. Herz were to elect to continue coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), reimbursement of COBRA premiums for the number of years equal to the Severance Multiple (but not to exceed eighteen months) (the “COBRA Reimbursement”) and (E) the prior year’s bonus, to the extent unpaid. The “Severance Multiple” means (x) two, in the event termination occurs during the Initial Term and (y) one, in the event termination occurs after the expiration of the Initial Term. In the event Mr. Herz is terminated by reason of death or “disability” (as such term is defined in the Employment Agreement), he would be entitled to the Accrued Benefits, the Pro Rata Bonus and the COBRA Reimbursement.

The Employment Agreement also contains certain restrictive covenants, which require Mr. Herz to preserve and protect certain confidential information and, for a two-year period following his termination of employment (one year in the event of a termination after the expiration of the Initial Term), to refrain from competing with the Company, soliciting its customer and employees and interfering with its vendors, joint venturers and licensors. Additionally, the Employment Agreement includes a mutual non-disparagement covenant, and requires the execution of a release and continued compliance with these restrictive covenants to receive the severance benefits described above.

The Employment Agreement requires the Company to indemnify Mr. Herz to the greatest extent permitted by law or as provided under the Bylaws of the Company against and in respect of any and all actions, suits, proceedings, claims, demands, judgments, costs, expenses (including reasonable attorney’s fees), losses, and damages resulting from Mr. Herz’s good faith performance of his duties and obligations with the Company, and provides for the advancement of expenses to the greatest extent permitted under applicable law.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated into this Item 5.02 by reference.

Equity Grant Awards

In addition, on the Effective Date, Mr. Herz will receive an award of 133,333 shares of restricted stock (the “Restricted Stock Awards”), an award of 266,667 performance stock units (the “Base PSU Awards”), with an opportunity to earn a maximum of 533,334 performance stock units, and an award of 500,000 super performance stock units (the “Super PSU Awards” and, together with the Restricted Stock Awards and the Base PSU Awards, the “Initial Awards”). The Initial Awards will be subject to the terms and conditions set forth in the applicable award agreements and the Plan.

Subject to the terms of the Plan and the award agreement evidencing the Restricted Stock Awards, the Restricted Stock Awards will vest as follows: (i) 25% on August 23, 2019, (ii) 25% on August 23, 2020 and (iii) the remaining 50% on August 23, 2021, in each case, so long as Mr. Herz remains continuously employed by the Company through each such vesting date except as otherwise provided below.

Subject to the terms of the Plan and the award agreement evidencing the Base PSU Awards, the Base PSU Awards are subject to both time vesting and performance vesting. The awards will time vest on August 23, 2021 and performance vest if the following performance targets are met on or prior to August 23, 2025: (i) 133,333.5 on the date the Company achieves a 30-day volume weighted average price of $10.00 per share, (ii) an additional 200,000.25 performance stock units on the date the Company achieves a 30-day volume weighted average price of $12.50 per share, provided that the percentage of performance stock units vesting shall be subject to increase based on a dividend builder concept in the same proportion as provided to the earn-out for Royal Resources L.P., a Delaware limited partnership (“Royal Resources”) under that certain Contribution Agreement, dated as of June 3, 2018, by and among the Company, Royal Resources and such other parties thereto named therein (the “Contribution Agreement”) and (iii) an additional 200,000.25 performance stock units on the date the Company achieves a 30-day volume weighted average price of $15.00 per share, provided that the $15.00 threshold shall be subject to reduction based on a dividend buydown concept in the same proportion as provided to the earn-out for Royal Resources under the Contribution Agreement, in each case, so long as Mr. Herz remains continuously employed by the Company through each such vesting date, except as otherwise provided below.

Subject to the terms of the Plan and the award agreement evidencing the Super PSU Awards are subject to both time vesting and performance vesting. The awards will time vest on August 23, 2021 and fully performance vest if the following performance targets are met on or prior to August 23, 2025: (i) the Company achieves a 30-day volume weighted average price of $20.00 per share and (ii) the aggregate market value of the voting stock held by stockholders (other than affiliates of Royal Resources) on such date is greater than $2.0 billion, provided that the $20.00 threshold shall be subject to reduction based on a dividend buydown concept in the same proportion as provided to the earn-out for Royal Resources under the Contribution Agreement, so long as Mr. Herz remains continuously employed by the Company through each vesting date, except as otherwise provided below.

Additionally, in the event Mr. Herz’s employment is terminated (i) (A) by the Company without cause or (B) by Mr. Herz for good reason, in each case, on the effective date of or during the twelve-month period following a Change in Control (as defined in the Plan) or (ii) by reason of Mr. Herz’s death or disability at any time, any Restricted Stock Awards that have not yet vested would immediately vest. In the event Mr. Herz’s employment is terminated at any time (i) by the Company without cause, (ii) by Mr. Herz for good reason or (iii) by reason of Mr. Herz’s death or disability, any Base PSU Awards or Super PSU Awards would time vest as of the date of termination and performance vest, to the extent not yet performance vested, if the applicable performance conditions are achieved on or within 30 days following the date of termination.

Upon a “Liquidity Event” (as such term is defined in the Contribution Agreement), all unvested outstanding Base PSU Awards and Super PSU Awards held by Mr. Herz would, to the extent not assumed, immediately become time-vested and shall performance vest based on the actual achievement of the applicable performance conditions measured based on the highest price per share of Class A common stock in the Company paid in the Liquidity Event. In the event of a Liquidity Event resulting in distributions to stockholders or that involves shares of the Company being acquired pursuant to a tender offer or other agreement, performance shall be measured as provided in the previous sentence rather than based on the volume-weighted average price. To the extent that the foregoing would not cause the Base PSU Awards or the Super PSU Awards to vest, the applicable performance conditions would continue to apply following the Liquidity Event.

The foregoing descriptions of the Initial Awards does not purport to be complete and is qualified in its entirety by reference to the full text of the Restricted Stock Award Agreement, Performance Stock Unit Award Agreement and Super Performance Stock Unit Agreement, which are attached as Exhibits 10.2, 10.3 and 10.4, respectively, and incorporated into this Item 5.02 by reference.

Item 7.01. Regulation FD Disclosure.

On April 25, 2019, the Company issued a press release announcing the appointment of Messrs. Hirshberg and Liaw to the Board. A copy of the press release is furnished hereto as Exhibit 99.1.

Information furnished pursuant to Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or subject to the liabilities of that Section. This information shall not be incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

10.1	Employment Agreement, dated April 19, 2019, by and between Falcon Minerals Corporation and Daniel C. Herz.

10.2	Restricted Stock Award Agreement, dated April 19, 2019, by and between Falcon Minerals Corporation and Daniel C. Herz.

10.3	Performance Stock Unit Agreement, dated April 19, 2019, by and between Falcon Minerals Corporation and Daniel C. Herz.

10.4	Super Performance Stock Unit Agreement, dated April 19, 2019, by and between Falcon Minerals Corporation and Daniel C. Herz.

99.1	Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 25, 2019	FALCON MINERALS CORPORATION

	By:	/s/ Jeffrey F. Brotman
		Name:	Jeffrey F. Brotman
		Title:	Chief Financial Officer, Chief Legal Officer and Secretary

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